Exhibit 99.3

October 10, 2023

CleanCore Solutions, Inc.

5920 South 118th Circle, Suite 2

Omaha, NE 68137

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form S-1 of CleanCore Solutions, Inc. (the “Company”), and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company.

Sincerely yours,

/s/ Benjamin VandenWymelenberg
Benjamin VandenWymelenberg